   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1998
                                                     REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CITIZENS BANCSHARES, INC.
                   (TO BE RENAMED SKY FINANCIAL GROUP, INC.)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      OHIO
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                   34-1372535
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43402
                                 (330) 679-2328
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                           MARTY E. ADAMS, PRESIDENT
                              10 EAST MAIN STREET
                            SALINEVILLE, OHIO 43945
                                 (330) 679-2328
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED            PROPOSED
                                                               MAXIMUM             MAXIMUM
      TITLE OF EACH CLASS OF            AMOUNT TO BE       AGGREGATE PRICE        AGGREGATE           AMOUNT OF
    SECURITIES TO BE REGISTERED        REGISTERED(1)         PER UNIT(2)       OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock (with the accompanying
  Preferred Stock Purchase
  Rights(3).)......................   1,000,000 shares        $33.8906           $33,890,600          $9,997.73
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Plus such additional shares of common stock as may be issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in connection with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the registrant's common stock as quoted on the Nasdaq Stock Market on September 22, 1998.

(3) There is no independent market for the Preferred Stock Purchase Rights (the "Rights") at this time. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred along with and only with such securities. The market price of each share of common stock includes the value of the share of common stock, together with the value of the Right appertaining thereto.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                                              SKY FINANCIAL LOGO
                           SKY FINANCIAL GROUP, INC.

                           SKY FINANCIAL STOCK DIRECT
         DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE AND SALE PLAN
        ---------------------------------------------------------------
                              1,000,000 SHARES OF
                                  COMMON STOCK
                              (WITHOUT PAR VALUE)
        ---------------------------------------------------------------

     This Prospectus describes Sky Financial Stock Direct, the Dividend Reinvestment and Direct Stock Purchase and Sale Plan (the "Plan") of Sky Financial Group, Inc. ("Sky Financial"), and relates to 1,000,000 shares of Sky Financial's common stock (without par value).

     If you own shares of Sky Financial common stock in your own name, you are eligible to participate in the Plan.

     If you are not a Sky Financial shareholder, you may enroll in the Plan and purchase your first shares of Sky Financial common stock directly from the Plan by making an initial investment of at least $500. The maximum investment is $10,000 per month. A one-time enrollment fee of $7.50 will be deducted from your initial investment.

     The Plan is intended to promote long-term ownership of Sky Financial common stock by offering investors a simple and cost-effective way to:

          - Buy shares conveniently and economically, even if you are not already a Sky Financial shareholder.

          - Increase holdings of shares by reinvesting cash dividends on all shares owned (full dividend reinvestment) or reinvest dividends on fewer than all shares owned and receive cash dividends on the remaining shares (partial dividend reinvestment).

          - Sell or transfer shares held in your account.

          - Send in your stock certificates for safekeeping and eliminate the need to keep certificates.

     If you are a participant in the former Citizens Bancshares, Inc. Dividend Reinvestment Plan ("Bancshares DRP"), you have been automatically enrolled in the new Plan and need not take any action unless you wish to change your participation election. If you are a participant in the former Mid Am, Inc. Dividend Reinvestment and Stock Purchase Plan, as amended ("Mid Am DRSPP") and hold uncertificated, or "book entry," shares, you have been automatically enrolled in the new Plan and need not take any action unless you wish to change your participation election. If you are a participant in the Mid Am DRSPP and hold certificated shares, you will be automatically enrolled in the new Plan when you exchange your Mid Am, Inc. stock certificates for Sky Financial stock certificates.

     Sky Financial pays all fees and any brokerage commissions for reinvesting dividends. There are modest fees and brokerage commissions charged for using other Plan services including purchasing additional shares of Sky Financial common stock through optional cash investments and selling and withdrawing shares from the Plan.

     The common stock purchased under the Plan may be purchased on the open market or directly from Sky Financial from authorized but unissued shares or treasury shares. If the shares are purchased directly from Sky Financial, the price per share will be 100% of the average of the high and low prices for the shares as quoted on the Nasdaq Stock Market on the pricing date. If shares are purchased on the open market, the price per share will be the weighted average price of all shares purchased on the open market for Plan participants on that day. See "Source and Price of Shares Purchased."
        ---------------------------------------------------------------
 THE COMMON STOCK OF SKY FINANCIAL GROUP, INC. OFFERED HEREBY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL
        DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
        ---------------------------------------------------------------
               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 23, 1998.

                                 DESCRIPTION OF

                           SKY FINANCIAL STOCK DIRECT

                           DIVIDEND REINVESTMENT AND
                      DIRECT STOCK PURCHASE AND SALE PLAN
                           -------------------------

                                  THE COMPANY

     Sky Financial Group, Inc., an Ohio corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. Sky Financial has its principal offices at 221 South Church Street, Bowling Green, Ohio 43402 (telephone: 419-327-6331). Sky Financial is the surviving company in the October 2, 1998, merger of equals between Citizens Bancshares, Inc. and Mid Am, Inc. Sky Financial is a holding company for seven bank subsidiaries with a total of 146 banking offices located primarily in the state of Ohio and also in the states of Michigan, Pennsylvania and West Virginia. Sky Financial also owns and operates nine financial services subsidiaries which provide services closely related to banking, including specialty lending, investment, trust, and collection services.

                                    THE PLAN

     The Plan consists of the following statements. The term "you" means anyone participating in the Plan.

PURPOSE OF THE PLAN

     The Plan provides you with a convenient and economical way to purchase shares and increase your ownership of Sky Financial common stock by reinvesting dividends and by making optional cash investments. The Plan also provides an economical way for you to sell shares of Sky Financial common stock. Sky Financial has appointed The Bank of New York ("BNY") as Agent for the Plan. Call BNY with any questions about the Plan at 1-888-683-4901.

FEATURES OF THE PLAN

  ADVANTAGES

     - Open to Non-Shareholders. People who are not registered shareholders may enroll in the Plan and purchase their first share of Sky Financial common stock by making an initial investment of at least $500 (maximum investment of $10,000 per month). A one-time enrollment fee of $7.50 will be deducted from your initial investment.

     - Reinvestment of Dividends. You may elect to reinvest dividends on all shares owned (full reinvestment), reinvest dividends on some of the shares held directly by you in certificate form (partial reinvestment), or receive all dividends in cash (no reinvestment). There are no service fees or brokerage commissions charged to you for reinvesting dividends.

     - Optional Cash Investments. Once enrolled, you may make additional optional cash investments either by check or on a monthly basis by using electronic funds transfer ("EFT") from your checking or savings account. The minimum amount for an optional cash investment is $50, whether you are making the payment by check or electronic funds transfer. The maximum investment is $10,000 in any month. A $2.00 processing fee will be deducted from each cash payment and a $1.00 processing fee will be deducted from each EFT payment. There is also a brokerage commission of $0.05 per share purchased. EFT investments are deducted from your checking or savings account on the 25th of each month and shares are purchased on the next investment date.

     - Safekeeping and Transfers. You may deposit your share certificates into the Plan at no cost. You may transfer shares to another Plan participant at any time, at no cost.

     - Certificates. You may request the issuance of a certificate at any time, at no cost.

     - Selling Shares. You may sell shares held in the Plan by providing written instructions to BNY or by using the automated telephone sales feature. There is a fee of $10.00 for each sale transaction and a brokerage commission of $0.05 per share sold.

     - Statements. Account statements detailing Plan activity will be mailed to you quarterly. Following each Plan transaction you will receive a transaction advice, which is a written record of the transaction.

  PLEASE NOTE

     - Sky Financial has no control over the price paid or the time at which shares are purchased or sold. If you send an initial or optional cash investment or request the sale of shares, the price of the shares may go up or down before the purchase or sale is made.

     - No interest is paid on optional cash investments held by BNY pending investment in Sky Financial common stock.

  ELIGIBILITY

     Any person, whether or not a registered holder of Sky Financial common stock, may enroll and participate in the Plan. The Plan is primarily designed for individual investors. Sky Financial can modify the Plan at any time, and can terminate the Plan upon notice to Plan participants. Also, Sky Financial and BNY have the right to terminate the participation of any participant, modify fees and interpret the Plan. See "Withdrawal from the Plan/Amendment and Termination of the Plan ."

  ADMINISTRATION

     Sky Financial has appointed BNY, Sky Financial's transfer agent, to administer the Plan. BNY will hold the book entry shares purchased for you in a Plan account on your behalf, registered in the name of BNY or its nominee. BNY will maintain records, send statements to you and perform other duties relating to the Plan.

     TO CONTACT BNY, YOU CAN:

     - call its toll free number: 1-888-683-4901

     - send an e-mail to: Shareowner-svcs@bankofny.com

     - or, write to:

       The Bank of New York
        Shareholder Relations Department -- 11E
        P.O. Box 11258
        Church Street Station
       New York, New York 10286

     Information about the Plan and enrollment forms can also be found on BNY's website at: HTTP://STOCK.BANKOFNY.COM.

     FOR SALES, TRANSFERS, WITHDRAWALS OR OPTIONAL CASH INVESTMENTS, MAIL AN INSTRUCTION FORM (THE TEAR-OFF PORTION OF A TRANSACTION ADVICE OR STATEMENT) TO:

       The Bank of New York
        Dividend Reinvestment Department
        P.O. Box 1958
       Newark, New Jersey 07101-9774

     DOCUMENTS CAN BE PRESENTED IN PERSON AT:

       The Bank of New York
        101 Barclay Street
        Receive & Deliver Window -- First Floor
       New York, New York 10286

     BNY is also responsible for purchasing and selling shares for Plan participants. Shares may be purchased by BNY directly from Sky Financial or on the open market. BNY ESI & Co., Inc. ("BNY ESI"), a full-service brokerage firm and a wholly owned subsidiary of BNY, may make any open market purchases. BNY ESI will receive brokerage commissions on such purchases. Sky Financial has no control over the times or prices at which BNY buys or sells shares on the open market or the selection of the broker who executes such transactions.

  HOW TO ENROLL

     If you are a participant in the Bancshares DRP, or if you are a participant in the Mid Am DRSPP and hold book entry shares, you have been automatically enrolled in the new Plan. If you are a participant in the Mid Am DRSPP and hold certificated shares, you will be automatically enrolled in the new Plan when you exchange your Mid Am, Inc. stock certificates for Sky Financial stock certificates.

     If you are a registered owner of Sky Financial common stock and are not already enrolled in the Plan, you may join the Plan at any time by returning a completed Plan Authorization Form and depositing some or all of your shares represented by Sky Financial stock certificates with BNY. If your shares are held in nominee name by a bank or broker, you must first become a registered owner by having such share certificates transferred into your name.

     If you do not already own Sky Financial common stock, you may enroll in the Plan by completing a Plan Authorization Form, making an initial cash investment of at least $500 and paying a one-time account set-up fee of $7.50.

     YOU CAN REQUEST A PLAN AUTHORIZATION FORM FROM BNY AT THE ADDRESS OR TELEPHONE NUMBER SHOWN UNDER "ADMINISTRATION."

     Enrollment and participation in the Plan is entirely voluntary. You may enroll at any time. Shareholders and investors outside the United States may be subject to government regulations that prohibit participation, so each investor should first determine if participation would violate local laws.

  REINVESTMENT OPTIONS

     When you enroll you must elect how your dividends will be reinvested. Make this election on your Authorization Form.

     Option 1 -- Full Reinvestment. If you choose this option, 100% of all cash dividends on shares held by you in the Plan and on all certificated shares held directly by you will be reinvested in additional Sky Financial shares. This includes any future shares acquired by you either directly or through the Plan.

     Option 2 -- Partial Reinvestment. You may only choose this option if you hold any Sky Financial shares in certificate form. If you choose this option, you can direct that dividends on a specified number of certificated shares held directly by you be reinvested. Dividends on any remaining certificated shares held directly by you will be paid in cash. All book entry shares held in the Plan will be reinvested. If you buy more shares in certificate form it will not change your election. If you sell shares in certificate form it will not change your election unless the number of shares you hold in certificate form falls below the number you specified. In that case, cash dividends will be paid to you on the number of shares you hold in certificate form. You may change your instructions for Option 2 at any time by completing a new Authorization Form.

     Option 3 -- Cash Dividends/No Reinvestment. If you choose this option, you may enroll in the Plan only to make additional cash investments and/or deposit certificates into the Plan for safekeeping. By choosing this election, you will receive all dividends in cash and no dividends will be reinvested. You can elect to have these dividends electronically deposited in your bank account by contacting BNY.

     You may change your investment election at any time by sending a new Authorization Form to BNY. If the new Authorization Form is received by BNY at least ten days before the next dividend record date, changes will be effective on the next dividend payment date.

  OPTIONAL CASH INVESTMENTS

     Once you are enrolled in the Plan, optional cash investments are voluntary. The minimum initial cash investment required to enroll in the Plan is $500. A one-time account set-up fee of $7.50 will be deducted from your first investment. The minimum cash investment for existing Plan participants is $50 per month. Once enrolled in the Plan, a $2.00 processing fee will be deducted from each cash investment and a $1.00 processing fee will be deducted from each EFT investment, including the initial investment. There is also a brokerage commission of $0.05 per share purchased.

     To make an optional cash investment:

        - Make checks for optional cash investments payable to "The Bank of New York -- Agent."

        - Mail checks and a properly completed Plan Authorization Form or a tear off stub from a Plan statement or transaction advice to BNY using the address indicated on Page 4 above.

     Checks must be drawn on a United States bank and be payable in United States dollars. Third party checks, checks not drawn on a United States bank or not payable in United States dollars will be returned. If you choose to make optional cash investments, you do not have to send the same amount of money each time.

     You may authorize automatic monthly cash investments by electronic funds transfers (EFT) from your bank account, either when you enroll or at a later date. To do so, call BNY for an EFT Authorization Form. EFT investments are deducted monthly from your bank account through any financial institution that participates in the Automatic Clearing House. Deductions are made on the 25th day of each month, or if such date is not a business day, on the preceding business day.

     The maximum total optional cash investment is $10,000 per month. This amount is in addition to any dividends that are reinvested for your account.

  DIVIDEND REINVESTMENT AND OPTIONAL CASH INVESTMENT DATES

     If you elect full or partial reinvestment and the Authorization Form is received by BNY on or before the record date for a dividend payment, dividends will be reinvested for such dividend. If the Authorization Form is received after the record date for the dividend payment, such dividend will be paid to the shareholder in cash, and the dividend payable after the next record date will be reinvested.

     Generally, shares are purchased with optional cash investments at least once per week. If any initial or optional cash investment has not already been invested, you may request that the money be returned to you. To do so, you must send a written request for a refund to BNY. The written request must reach BNY at least 48 hours before the investment date. No refund of funds sent by check will be made until your check has cleared. If the written request reaches BNY less than 48 hours before the investment date, your funds will be invested in Sky Financial common stock.

     NO INTEREST WILL BE PAID ON OPTIONAL CASH INVESTMENTS HELD BY BNY PENDING INVESTMENT IN SKY FINANCIAL COMMON STOCK.

  SOURCE AND PRICE OF SHARES PURCHASED

     Shares purchased under the Plan may be purchased by BNY on the open market or directly from Sky Financial from authorized but unissued shares or treasury shares.

     When shares are purchased from Sky Financial, the price per share will be 100% of the average of the high and low prices for the shares as quoted on the Nasdaq Stock Market on the pricing date. The pricing date for reinvesting of dividends is usually the dividend payment date or, if such date falls on a day when the Nasdaq Stock Market is closed or there is no trading of the shares reported, the pricing date is usually the preceding day the Nasdaq Stock Market was open and trading occurred.

     Purchases on the open market are usually made within five days of the dividend payment date and the price per share is usually the weighted average of all shares purchased for the applicable purchase date. Purchases may be made over a longer period of time to avoid having an impact on market prices. In all cases, if an investment is not completed within 30 days, all funds to be invested will be returned to participants, without interest. Open market purchases may be made through BNY ESI.

     Since your dividend and any optional cash investment will rarely purchase an exact number of whole shares (whether shares are purchased from Sky Financial or on the open market), BNY will credit your account for the full and fractional shares (to four decimal places) purchased. Fractional shares will earn proportional dividends.

  SALE OF SHARES

     You may instruct BNY to sell any or all shares held in your account at any time. Simply complete and sign the tear-off portion of your account statement and mail it to BNY. If the account is owned by more than one participant, all account holders must sign the instruction form. You can also call BNY's toll-free number which will allow you to make sales by phone.

     BNY aggregates all requests to sell shares and sells the total number of shares on the open market. Sales may be made through BNY ESI. Shares are sold at least weekly, and depending on volume, as frequently as daily. The selling price will not be known until the sale is completed. The net proceeds of the sale are sent to you by check following the sale. There is a $10.00 service fee for selling Plan shares plus a brokerage commission of $0.05 per share.

     THE SHARE PRICE MAY FALL BETWEEN THE TIME YOU REQUEST A SALE AND THE TIME THE SALE IS MADE.

  CERTIFICATES

     Shares purchased with either reinvested dividends or optional cash investments will be automatically held as book entry shares by BNY or its nominee on behalf of the participant. In addition, you may deposit your stock certificates with BNY for safekeeping.

     When your stock certificates are deposited with BNY for safekeeping, you no longer bear the risk of loss, theft or destruction of the certificates. If you choose safekeeping you still have the option of receiving your dividends in cash or reinvesting them. You can also sell any shares held in safekeeping through the Plan. There is no charge for depositing certificates with BNY for safekeeping.

     You may request certificates for any or all whole shares held in the Plan. No certificates for fractional shares will be issued. To request certificates, fill out and sign the request form on the bottom portion of the account statement or call BNY for instructions. There is no charge for issuing a certificate.

  SHARE TRANSFER WITHIN THE PLAN

     You may transfer or give shares in your Plan account, as gifts, at any time. Transfers can be made in book-entry or certificate form.

     To transfer shares from a Plan account, follow the steps listed below. There is no fee for this service.

     - Call BNY's toll free telephone number 1-888-683-4901 and request a current Plan prospectus and enrollment form. Complete the form providing the full registration name, address and social security number of the new participant.

     - Mail the completed enrollment form and a written request indicating the number of shares (full and fractional) that should be transferred to the new participant. All participants in the current account must sign the instructions and their signatures must be guaranteed by a bank, broker or financial institution that is a member of the Signature Guarantee Medallion program.

     - Unless otherwise directed on the enrollment form, the new account will be automatically enrolled in the Plan with all dividends reinvested.

  WITHDRAWAL FROM THE PLAN/AMENDMENT AND TERMINATION OF PLAN

     You may withdraw from the Plan at any time. To withdraw from the Plan, complete the tear-off stub at the bottom of your Plan statement or transaction advice and mail it to BNY. When you withdraw from the Plan, or if the Plan is terminated by Sky Financial, a certificate for all whole shares held in your Plan account will be issued and any fractional shares held in your Plan account will be sold. You will receive a check for the net proceeds (less service fees and brokerage commission) from the sale of any fractional shares.

     Sky Financial reserves the right to modify the Plan at any time, including the right to terminate the Plan upon notice to Plan participants. In addition, Sky Financial and BNY reserve the right to terminate the participation of any participant, modify fees and interpret the Plan as either deems necessary or desirable in connection with its operation. If the Plan is terminated by Sky Financial or if Sky Financial undergoes a reorganization or merger, participants may be issued a certificate for any whole shares and a check for any fractional shares, or Sky Financial may automatically rollover Plan shares to a subsequent survivor or derivative plan.

  ACCOUNT STATEMENTS

     A transaction advice will be sent to you as soon as practicable after each investment or sale. The advice will show the transaction price, service fees (if any), shares and current account balance.

     As soon as practicable after each dividend payment date, a quarterly statement showing all year-to-date transactions will be mailed to you. RETAIN THESE STATEMENTS FOR TAX PURPOSES. THERE MAY BE A SERVICE CHARGE FOR PROVIDING A COPY OF AN ACCOUNT STATEMENT AS OF A DATE PRIOR TO 1998.

     Statements and transaction advices have tear-off instruction forms which should be filled out when providing BNY with certificate issuance, sale, purchase, termination or certificate deposit instructions.

  STOCK SPLITS, STOCK DIVIDENDS AND OTHER DISTRIBUTIONS

     Any stock dividend or stock split shares distributed by Sky Financial will be credited directly to your Plan account. Stock split or stock dividend shares distributed on certificated shares held directly by you also will be credited to your Plan account. If you are entitled to participate in a rights offering, the right to subscribe will be based on the total number of shares owned, both inside and outside the Plan. Any rights certificates to be distributed as a result of any rights agreement will be distributed based on whole shares only. Transaction processing may be temporarily suspended during such distribution.

  PROXIES AND VOTING

     You will receive a Notice of Annual Meeting, a Proxy Statement/Annual Report Supplement, a Proxy Voting Card and Sky Financial's Annual Report to Shareholders. The Proxy Voting Card will list the whole shares held in your Plan account as well as shares held directly by you in certificate form. Both book-entry and certificate shares are voted by completing the Proxy Voting Card. Only whole shares can be voted.

  FEDERAL INCOME TAX INFORMATION

     The following is only a summary of the tax consequences of participation in the Plan, as of the date of this Prospectus. Tax laws and regulations may change and this summary may not reflect every possible situation that could result from participating in the Plan. YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND WITHHOLDING TAX CONSEQUENCES APPLICABLE TO YOUR PARTICULAR SITUATION.

     In general, cash dividends paid to you by Sky Financial are considered taxable income even though they are reinvested. Your cost basis for federal income tax purposes on any shares purchased through the Plan is the price at which the shares are purchased, as reflected on your statement or transaction advice. Brokerage commissions paid by Sky Financial are also considered taxable income and are included in the cost basis of the shares purchased. The Form 1099 sent to you and the Internal Revenue Service at the end of the year shows any brokerage commissions paid by Sky Financial which are attributable to you.

     You generally will realize taxable income or loss for federal income tax purposes when shares are sold. Your tax basis for shares that are sold is generally the price paid for the shares. If the shares were purchased under the Plan, the purchase price is reflected on your statement or transaction advice.

     Your holding period for shares purchased through the Plan begins on the day following the date of purchase.

     Plan participants who are subject to backup withholding will have their dividends reinvested less the tax withheld.

     Foreign shareholders who are subject to United States federal tax withholding will have their dividends reinvested less the tax withheld. Foreign shareholders are responsible for filing any documentation required to obtain a reduction in or refund of United States withholding tax.

  SUMMARY OF PLAN SERVICES AND FEES

     Sky Financial will pay most of the fees and expenses of operating the Plan. However, there are some service fees and brokerage commissions that will be charged directly to participants:

                            ITEM                                       CHARGE
                            ----                                       ------
Initial Enrollment..........................................    $7.50
(A one-time set-up fee for new Plan participants)
Optional Cash Investments
  Payroll deduction
  (Sky Financial employees).................................    Paid by Sky Financial
  By check..................................................    $2.00
  By EFT....................................................    $1.00
  Brokerage commission......................................    $0.05 per share
Reinvestment of Dividends
  Service fee...............................................    Paid by Sky Financial
  Brokerage commission......................................    Paid by Sky Financial
Sale of Shares
  Service fee...............................................    $10.00
  Brokerage commission......................................    $0.05 per share
Deposit of Certificates for Safekeeping.....................    No charge
Book to Book Transfers......................................    No charge
(To transfer shares to another participant)

  OTHER INFORMATION

     By participating in the Plan, you appoint BNY as your agent for Plan transactions.

     THE SECURITIES HELD IN PLAN ACCOUNTS FOR PLAN PARTICIPANTS ARE NOT SUBJECT TO PROTECTION UNDER THE SECURITIES INVESTOR PROTECTION ACT OF 1970. SHARE PRICES FLUCTUATE. NEITHER SKY FINANCIAL NOR BNY CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES PURCHASED UNDER THE PLAN.

     The terms and conditions of the Plan are governed by the laws of the State of Ohio.

     Neither Sky Financial nor BNY provides any advice or makes any recommendations with respect to any security. Any decision to purchase or sell must be made by each individual Plan participant based upon his or her own research and judgment.

     Neither Sky Financial nor BNY will be liable for any act done in good faith or for any good faith omission to act, including without limitation, any claim of liability arising out of (i) failure to terminate a Plan account, sell shares in the Plan or invest optional cash investments or dividends without receipt of proper documentation and instructions; or (ii) the particular prices at which shares are purchased or sold for Plan accounts and the time such purchases or sales are made, including price fluctuations in market value after purchases or sales.

MINIMUM AND MAXIMUM OPTIONAL CASH INVESTMENTS
Initial minimum investment by non-Plan participants.........    $500
Minimum monthly optional cash investment....................    $50
Maximum per month...........................................    $10,000

                 SECURITIES AND EXCHANGE COMMISSION POSITION ON

                  INDEMNIFICATION FOR SECURITIES ACT LIABILITY

     The Sky Financial Code of Regulations provides that Sky Financial shall indemnify any director or officer and any former director or officer and any such director or officer who is or has served at the request of Sky Financial as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by law.

     In addition, Sky Financial has indemnification agreements with each of its directors and executive officers which expand such indemnitees' rights in the event that Ohio law and Sky Financial's Code of Regulations are changed. The indemnification rights available under the agreements are subject to certain exclusions, including a provision that no indemnification shall be made if a court determines by clear and convincing evidence that the indemnitee has acted or failed to act with deliberate intent to cause injury to, or with reckless disregard for the best interests of, Sky Financial.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

     The common stock being offered hereby is offered pursuant to the Plan. The Plan provides for the purchase of shares on the open market or, at Sky Financial's option, directly from Sky Financial. To the extent shares are purchased in the open market, brokerage commissions and other fees or expenses charged by the broker-dealer or broker-dealers involved will be paid by the participants as described in this Prospectus. There are no brokerage commissions or other fees charged to participants in connection with the purchase of shares directly from Sky Financial. As of the date of this Prospectus, shares of common stock for Plan participants are being purchased on the open market. While the Plan is intended to benefit existing shareholders who want to increase their investment in Sky Financial, if common stock for the Plan is purchased directly from Sky Financial, the Plan would also be a source of additional equity capital for the company.

     Under certain circumstances, a purchaser of common stock or a participant in a distribution of the common stock may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and subject to obligations (including an obligation to deliver a prospectus) and liabilities thereunder. Common stock purchased by such a participant may be sold in one or more transactions (which may include block transactions) on a relevant stock exchange or in the over-the-counter market, in negotiated transactions, through the writing of options on the stock (whether such options are listed on an options exchange or otherwise) or a combination of such methods of resale and at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participant and/or the purchasers of any such common stock. Any discount received from Sky Financial, and any profit made on any such resale and commissions or concessions received, by any such participants may be deemed to be underwriting compensation under the Securities Act of 1933.

                                USE OF PROCEEDS

     Sky Financial does not know the number of shares of common stock that will be purchased directly from it under the Plan. Proceeds to Sky Financial from the sale of original issue shares or treasury shares through the Plan, if any, will be used for general corporate purposes.

                               VALIDITY OF SHARES

     The validity of Sky Financial's common stock and the associated preferred share purchase rights covered by this Prospectus will be passed upon by Squire, Sanders & Dempsey, L.L.P.

                                    EXPERTS

     Crowe, Chizek and Company LLP, independent certified public accountants, audited Bancshares' consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and Bancshares' supplemental consolidated financial statements and The Ohio Bank's financial statements for the same periods. Bancshares' Annual Report on Form 10-K includes the consolidated financial statements and the auditor's report thereon. Bancshares' Current Report on Form 8-K dated June 25, 1998 contains Bancshares' supplemental consolidated financial statements and the auditor's report thereon. The Ohio Bank's financial statements and the auditor's report thereon are incorporated by reference into Bancshares' Current Report on Form 8-K dated September 23, 1998. Such financial statements have been so incorporated in reliance on the report of Crowe, Chizek and Company LLP as experts in accounting and auditing.

     The consolidated financial statements of Century Financial Corporation ("Century") incorporated in this Prospectus by reference to Century's Annual Report on Form 10-K for the year ended December 31, 1997, included in Bancshares' Current Report on Form 8-K dated June 25, 1998 and Bancshares' Current Report on Form 8-K/A dated June 25, 1998, have been so incorporated in reliance on the report of S.R. Snodgrass, A.C., given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Mid Am, Inc. incorporated in this Prospectus by reference to Mid Am, Inc.'s Annual Report on Form 10-K for the year ended December 31,1997 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     Sky Financial files proxy statements, annual, quarterly and special reports, and other information with the Securities and Exchange Commission ("SEC"). Such proxy statements, reports and other information may be inspected and copied at the SEC's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and the SEC's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can call the SEC for further information about their public reference rooms at 1-800-732-0330. You can write to the SEC for copies of such material at: Public Reference Section, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. There is a charge for such copies. Such material is also available at the SEC's website at http://www.sec.gov. Sky Financial's shares are listed on the Nasdaq Stock Market. Reports and other information concerning Sky Financial may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows Sky Financial to incorporate documents by reference in this Prospectus. This means that by listing or referring to a document which Sky Financial has filed with the SEC in this Prospectus, that document is considered to be a part of this Prospectus. When Sky Financial updates the information contained in such documents by making future filings with the SEC, the information incorporated by reference in this Prospectus is considered to be automatically updated.

     The following documents filed with the SEC by Citizens Bancshares, Inc. (to be renamed Sky Financial Group, Inc.) ("Bancshares") are incorporated by reference into this Prospectus: (1) the Annual Report on Form 10-K of Bancshares for the year ended December 31, 1997 (the "1997 Bancshares 10-K"); (2) the portions of Bancshares' Proxy Statement for the Annual Meeting of Shareholders held on May 11, 1998 that have been incorporated by reference into the 1997 Bancshares 10-K; (3) Bancshares' Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (4) Bancshares' Current Reports on Form 8-K, dated January 2, 1998, May 21, 1998, June 2, 1998, June 25, 1998, July 24,
1998, July 29, 1998 and September 23, 1998 and on Form 8-K/A, dated June 25, 1998; (5) the description of Bancshares' common stock contained in Bancshares' registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934 (and any amendment or report filed for the purpose of updating such description); and (6) all documents filed by Bancshares pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and before termination of the Plan.

     The following documents filed by Mid Am, Inc. ("Mid Am") are incorporated by reference into this Prospectus: (1) Mid Am's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Mid Am 10-K"); (2) the portions of Mid Am's Proxy Statement for the Annual Meeting of Shareholders held on April 24, 1998 that have been incorporated by reference into the 1997 Mid Am 10-K; (3) Mid Am's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and (4) Mid Am's Current Reports on Form 8-K, dated January 28, 1998, May 7, 1998, May 21, 1998 and August 3, 1998.

     Upon request, Sky Financial will provide, without charge, a copy of any or all of the documents incorporated by reference into this Prospectus (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Sky Financial Group, Inc., 221 South Church Street, Bowling Green, Ohio 43402,
Attention: Corporate Secretary, telephone number (419) 327-6331.

     You should only rely on the information incorporated by reference or contained in this Prospectus or any Prospectus Supplement. Sky Financial has not authorized anyone to provide you with different information. Sky Financial is not making an offer of its shares in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of a later date than the date of this Prospectus or any Prospectus Supplement.

-------------------------------------------------------
-------------------------------------------------------
     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SKY FINANCIAL. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. EXCEPT AS OTHERWISE INDICATED HEREIN, THIS PROSPECTUS SPEAKS AS OF ITS DATE AND DOES NOT PURPORT TO REFLECT ANY CHANGES WHICH MAY HAVE OCCURRED IN THE AFFAIRS OF SKY FINANCIAL THEREAFTER.

                               ------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
The Company..................................    2
The Plan.....................................    2
  Purpose of the Plan........................    2
  Features of the Plan.......................    2
    Advantages...............................    2
    Eligibility..............................    3
    Administration...........................    3
    How to Enroll............................    4
    Reinvestment Options.....................    4
    Optional Cash Investments................    5
    Dividend Reinvestment and Optional Cash
      Investment Dates.......................    5
    Source and Price of Shares Purchased.....    6
    Sale of Shares...........................    6
    Certificates.............................    6
    Share Transfer Within the Plan...........    7
    Withdrawal from the Plan/Amendment and
      Termination of the Plan................    7
    Account Statements.......................    7
    Stock Splits, Stock Dividends and Other
      Distributions..........................    8
    Proxies and Voting.......................    8
    Federal Income Tax Information...........    8
    Summary of Plan Services and Fees........    8
    Other Information........................    9
Securities and Exchange Commission Position
  on Indemnification for Securities Act
  Liability..................................   10
Plan of Distribution.........................   10
Use of Proceeds..............................   11
Validity of Shares...........................   11
Experts......................................   11
Available Information........................   11
Incorporation of Certain Documents By
  Reference..................................   12

-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
                           SKY FINANCIAL STOCK DIRECT
                           DIVIDEND REINVESTMENT AND
                             DIRECT STOCK PURCHASE
                                 AND SALE PLAN
                             ---------------------

                                   PROSPECTUS
                             ---------------------
                               SEPTEMBER 23, 1998

                               SKY FINANCIAL LOGO
-------------------------------------------------------
-------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee.........    $ 9,997.73
Nasdaq Stock Market listing fees............................     17,500.00
Printing expenses...........................................      7,500.00
                                                                ----------
     Total..................................................    $34,997.73
                                                                ==========

-------------------------
* All amounts other than the registration fee are estimated. These expenses do not include annual recurring costs for the operation of the Plan.

ITEM 16. EXHIBIT SCHEDULE.

     The following are filed as exhibits to this Registration Statement.

 4(a)    The Registrant's Fifth Amended Articles of Incorporation,
         incorporated by reference to Exhibit 3(1) to Bancshares'
         Quarterly Report on Form 10-Q for the quarter ended June 30,
         1998.
 4(b)    The Registrant's Code of Regulations incorporated by
         reference to Exhibit 3(2) to Bancshares' Quarterly Report on
         Form 10-Q for the quarter ended June 30, 1998.
 4(c)    Rights Agreement, including the form of Series A
         Participating Preferred Stock, $10.00 par value, dated as of
         July 21, 1998, between Bancshares and The Citizens Banking
         Company, as Rights Agent, incorporated by reference to the
         Registrant's Registration Statement on Form 8-A, dated
         September 17, 1998.
 5       Opinion of Squire, Sanders & Dempsey L.L.P. regarding
         legality.
23(a)    Consent of Crowe, Chizek and Company LLP.
23(b)    Consent of Crowe, Chizek and Company LLP.
23(c)    Consent of S.R. Snodgrass, A.C.
23(d)    Consent of PricewaterhouseCoopers LLP.
23(e)    Consent of Squire, Sanders & Dempsey L.L.P. (included in
         Exhibit 5).

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to

          Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES
                               -----------------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salineville, Ohio, on the 23rd day of September, 1998.

                                         CITIZENS BANCSHARES, INC.

                                         By:      /s/ MARTY E. ADAMS

                                          --------------------------------------
                                                      Marty E. Adams
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                /s/ MARTY E. ADAMS                   September 23, 1998
---------------------------------------------------  ---------------------------------------------------
Marty E. Adams, President, Chief Executive Officer   Date
                   and Director

             /s/ WILLIAM L. WHITE, III               September 23, 1998
---------------------------------------------------  ---------------------------------------------------
               William L. White, III                 Date
 Chief Financial Officer and Principal Accounting
                      Officer

                /s/ JAMES C. MCBANE                  September 23, 1998
---------------------------------------------------  ---------------------------------------------------
             James C. McBane, Director               Date

             /s/ FRED H. JOHNSON, III                September 23, 1998
---------------------------------------------------  ---------------------------------------------------
          Fred H. Johnson, III, Director             Date

               /s/ KEITH D. BURGETT                  September 23, 1998
---------------------------------------------------  ---------------------------------------------------
            Keith D. Burgett, Director               Date

               /s/ WILLARD L. DAVIS                  September 23, 1998
---------------------------------------------------  ---------------------------------------------------
            Willard L. Davis, Director               Date

---------------------------------------------------  ---------------------------------------------------
             Fred H. Johnson, Director               Date

             /s/ KENNETH E. MCCONNELL                September 23, 1998
---------------------------------------------------  ---------------------------------------------------
          Kenneth E. McConnell, Director             Date

                /s/ GLENN F. THORNE                  September 23, 1998
---------------------------------------------------  ---------------------------------------------------
             Glenn F. Thorne, Director               Date

---------------------------------------------------  ---------------------------------------------------
          Gerard P. Mastroianni, Director            Date

---------------------------------------------------  ---------------------------------------------------
             Elden L. Surbey, Director               Date

---------------------------------------------------  ---------------------------------------------------
             Del E. Goedeker, Director               Date

---------------------------------------------------  ---------------------------------------------------
            Charles J. Homan, Director               Date

---------------------------------------------------  ---------------------------------------------------
           Joseph W. Tosh, II, Director              Date

                 /s/ H. LEE KINNEY                   September 23, 1998
---------------------------------------------------  ---------------------------------------------------
              H. Lee Kinney, Director                Date

                                 EXHIBIT INDEX
                              -------------------

EXHIBIT                              DESCRIPTION
-------                              -----------
   4(a)      The Registrant's Fifth Amended Articles of Incorporation,
             incorporated by reference to Exhibit 3(1) to Bancshares'
             Quarterly Report on Form 10-Q for the quarter ended June 30,
             1998.
   4(b)      The Registrant's Code of Regulations incorporated by
             reference to Exhibit 3(2) to Bancshares' Quarterly Report on
             Form 10-Q for the quarter ended June 30, 1998.
   4(c)      Rights Agreement, including the form of Series A
             Participating Preferred Stock, $10.00 par value, dated as of
             July 21, 1998, between Bancshares and The Citizens Banking
             Company, as Rights Agent, incorporated by reference to the
             Registrant's Registration Statement on Form 8-A, dated
             September 17, 1998.
   5         Opinion of Squire, Sanders & Dempsey L.L.P. regarding
             legality.
  23(a)      Consent of Crowe, Chizek and Company LLP.
  23(b)      Consent of Crowe Chirek and Company LLP.
  23(c)      Consent of S.R. Snodgrass, A.C.
  23(d)      Consent of PricewaterhouseCoopers LLP.
  23(e)      Consent of Squire, Sanders & Dempsey L.L.P. (included in
             Exhibit 5).